EXHIBIT 99.1

Repros to Webcast Investor and Analyst Day on October 31st

THE WOODLANDS, Texas, Oct. 27, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced that it will host a live webcast of its Investor and Analyst Day that is being held in New York City on Friday, October 31, 2014 beginning at 7:30 a.m. Eastern Time.

Key Opinion Leaders will discuss the positioning of Androxal® for the treatment of secondary hypogonadism in the context of the data from the Androxal® clinical experience and current thought leader perspectives.

Speakers include:

  Glenn Cunningham, M.D. - Professor of Medicine and Molecular & Cellular Biology Baylor College of Medicine, Director, SLEH-BCM Diabetes Program
  John Dean, M.D. - Past President of the International Society of Sexual Medicine, Harley St, London, UK
  Andrew Dwyer - Project Department of Endocrinology, Diabetes and Metabolism Centre Hospitalier Universitaire Vaudois
  Troy Hampton – Senior Director, Quintiles
  Edward Kim, M.D. – Professor of Surgery/Urology, University of Tennessee Graduate School of Medicine
  Andrew McCullough, M.D. - Professor of Urology/Division of Surgery, Albany Medical College: Urological Institute of North Eastern NY
  Farid Saad, M.D. – Department of Global Medical Affairs, Bayer Pharma AG

A live and archived webcast of the presentation will be available on the "Events" section of the Company's website, http://www.reprosrx.com. For more information on the event, please contact Thomas Hoffmann at The Trout Group.

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com